Exhibit 23(1)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-43569) pertaining to the Hess Corporation Employees’ Savings Plan,

(2) Registration Statement (Form S-8 No. 333-94851) pertaining to the Hess Corporation Amended and Restated 1995 Long-term Incentive Plan,

(3) Registration Statement (Form S-8 No. 333-115844) pertaining to the Hess Corporation Second Amended and Restated 1995 Long-term Incentive Plan,

(4) Registration Statement (Form S-8 No. 333-150992) pertaining to the Hess Corporation 2008 Long-term Incentive Plan,

(5) Registration Statement (Form S-8 No. 333-167076) pertaining to the Hess Corporation 2008 Long-term Incentive Plan,

(6) Registration Statement (Form S-8 No. 333-181704) pertaining to the Hess Corporation 2008 Long-term Incentive Plan, and

(7) Registration Statement (Form S-3 No. 333-179744) of Hess Corporation;

of our reports dated February 28, 2013, with respect to the consolidated financial statements and schedule of Hess Corporation and consolidated subsidiaries and the effectiveness of internal control over financial reporting of Hess Corporation and our report dated February 27, 2012 with respect to the financial statements of HOVENSA L.L.C., included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ Ernst & Young, LLP
New York, New York February 28, 2013